UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20540

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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NABI BIOPHARMACEUTICALS

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12276 Wilkins Avenue

Rockville, Maryland 20852

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2011

The annual meeting of stockholders (the “Annual Meeting”) of Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), will be held at 10:00 a.m. on Wednesday, May 25, 2011, at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland, for the following purposes:

1.	To elect a Board of Directors;

2.	To conduct an advisory vote on the compensation of our named executive officers;

3.	To conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5.	To transact such other business as may be properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 4, 2011 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices at 12276 Wilkins Avenue, Rockville, Maryland 20852 for ten days before the annual meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by submitting a proxy as soon as possible. Stockholders entitled to vote at the Annual Meeting may submit a proxy by mail, telephone, or the Internet, as provided by the enclosed proxy card.

By Order of the Board of Directors,

Constantine Alexander
Secretary

April 20, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2011. THE PROXY STATEMENT, ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 25, 2010 ARE AVAILABLE AT WWW.NABI.COM, BY CLICKING ON THE “INVESTORS” LINK AND THEN THE “SEC REPORTS” LINK.

12276 Wilkins Avenue

Rockville, Maryland 20852

PROXY STATEMENT

This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), from holders of the Company’s common stock, par value $.10 per share (the “Common Stock”), for the Company’s annual meeting of stockholders (the “Annual Meeting”) to be held at 10:00 a.m. on Wednesday, May 25, 2011, at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland.

The Company’s principal executive offices are located at 12276 Wilkins Avenue, Rockville, Maryland 20852. The Company first mailed this proxy statement to stockholders on or about April 20, 2011.

VOTING AT THE ANNUAL MEETING

Stockholders of record at the close of business on April 4, 2011 are entitled to notice of and to vote at the Annual Meeting. As of April 4, 2011, 42,796,763 shares of Common Stock were outstanding. A quorum of stockholders is necessary to take action at the Annual Meeting. The holders of issued and outstanding shares of Common Stock that represent a majority of the votes entitled to be cast at the Annual Meeting, present in person or represented by proxy, will constitute a quorum. Directions to withhold authority, abstentions, and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Broker non-votes occur when a broker or other nominee that holds shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner. Please note that brokers and other nominees holding shares beneficially owned by their clients may not cast votes with respect to executive compensation matters and the election of directors unless they have received voting instructions from their clients. If you are a beneficial owner, it is important that you provide instructions to your bank, broker or other holder of record so that your votes on the election of directors and executive compensation matters are counted.

Stockholders are entitled to one vote per share on all matters that properly come before the Annual Meeting. Stockholders of record may vote by signing, dating and mailing the enclosed proxy card; by calling the toll-free number listed on the enclosed proxy card; or by accessing the Internet website listed on the enclosed proxy card. If your shares are held in the name of a bank or broker, then you may vote by following the instructions that you receive from your bank or broker. Voting by proxy will not limit your right to attend the Annual Meeting and vote in person. If your shares are held in the name of a bank or broker, you must bring an account statement or letter from your bank or broker showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in the name of a bank or broker at the meeting, you will need to obtain a legal proxy from the bank or broker.

Each proxy that is properly received before the Annual Meeting will be exercised in accordance with the specified voting instructions. If no voting instructions are specified, then the shares represented by the proxy will be voted (i) for the election of the director nominees named in this proxy statement, (ii) for the compensation of our named executive officers, (iii) for conducting future advisory votes on executive compensation every three years, (iv) for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and (iv) in accordance with the discretionary authority granted in the enclosed proxy card. You may revoke your proxy before it is exercised by submitting another proxy with a subsequent date, by delivering a written notice of revocation to the Secretary of the Company, in care of Greg Fries, Investor Relations, Nabi Biopharmaceuticals, 12276 Wilkins Avenue, Rockville, Maryland 20852, or by attending the Annual Meeting and voting in person.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s by-laws provide that it shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of directors then in office. Pursuant to the Company’s by-laws, the size of the Board currently is fixed at seven directors. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the number of nominees named in this proxy statement. All of the nominees named in this proxy statement are currently serving as directors of the Company.

Vote Required

A plurality of votes cast will be required to elect each director nominee. Directions to withhold authority and broker non-votes will have no effect on the election of directors. Your proxy will confer discretionary authority to vote on the election of any person to serve as a director if a nominee named in this proxy statement is unable to serve or for good cause will not serve. The Board of Directors has no reason to believe that any director nominee will be unable or unwilling to serve, if elected.

Director Nominees

Each of the following directors has been nominated for election at the Annual Meeting.

Jason M. Aryeh, age 42, has been a director of the Company since 2006. He is the founder and managing general partner of JALAA Equities, LP, a private hedge fund focused on the biotechnology and specialty pharmaceutical sector, and has served in such capacity since 1997. Mr. Aryeh also serves on the board of directors of Ligand Pharmaceuticals, a public biotechnology company, CorMatrix Cardiovascular, a medical device company, and the Cystic Fibrosis Foundation’s Therapeutics Board (CFFT). Mr. Aryeh’s experience in the biotechnology industry, including his investor-side knowledge of the industry, was among the factors considered by the Board of Directors in determining that Mr. Aryeh should be nominated for election as a director.

David L. Castaldi, age 71, has been a director of the Company since 1994. Since 1994 he has been an independent consultant to and an entrepreneur in the life science industry. Mr. Castaldi founded Cadent Medical Corp., a medical device company that was sold to Cardiac Science, Inc. While at Cadent, Mr. Castaldi served as Chairman of the Board from 1996 to 2001 and as Chief Executive Officer from 1998 to 1999. Previously, Mr. Castaldi was founder and Chief Executive Officer of BioSurface Technology, Inc., a Nasdaq-listed biotechnology company sold to Genzyme Corporation, and President of the worldwide protein-based pharmaceuticals division of Baxter International. He is a graduate of the University of Notre Dame and Harvard Business School. Mr. Castaldi serves on the boards of directors of three privately-held biopharmaceutical and medical device companies, and previously served on the board of directors of Embrex, Inc., an agricultural biotechnology company. Mr. Castaldi’s financial and business experience in the life sciences field, as well as his qualification as an audit committee financial expert, were among the factors considered by the Board of Directors in determining that Mr. Castaldi should be nominated for election as a director.

Geoffrey F. Cox, Ph.D., age 67, has been a director of the Company since 2000 and has served as non-executive Chairman of the Board of Directors of the Company since February 2007. Dr. Cox served as Chairman of the Board, President and Chief Executive Officer of GTC Biotherapeutics, Inc., a biopharmaceutical company, from 2001 to 2010. From 1997 to 2001, he was Chairman of the Board and Chief Executive Officer of Aronex Pharmaceuticals, Inc., a biotechnology company. From 1984 to 1997, he was employed by Genzyme Corporation, a biotechnology company, last serving as its Executive Vice President, Operations. Dr. Cox is Chairman of the Board of the Massachusetts Biotechnology Council (MassBio) and served for a number of years on the Board of the Biotechnology Industries Association (BIO), together with the Health Governing Sections and Emerging Companies Sections of BIO. Dr. Cox received a BS in biochemistry from the University of Birmingham, United Kingdom, and a Ph.D. in biochemistry from the University of East Anglia, United Kingdom. Dr. Cox’s extensive biotechnology industry expertise, including his many years of experience as an executive officer and board member at publicly-traded biotechnology companies, were among the factors considered by the Board of Directors in determining that Dr. Cox should be nominated for election as a director.

Peter B. Davis, age 64, has been a director of the Company since 2006. He is currently an independent consultant. He served as Vice President Finance and Chief Financial Officer of XOMA Ltd., a biotechnology company, from 1994 to his retirement in June 2005. From 1991 to 1994 he served as Vice President Financial Operations for the Ares Serono Group, a global pharmaceutical company. From 1988 to 1991, he was Vice President, Chief Financial Officer of Akzo America Inc., a subsidiary of a diversified Dutch chemical company. From 1985 to 1988, he was Controller-International Division of Stauffer Chemical Corporation, and from 1972 to 1985, he was employed by PepsiCo Inc., last serving as Division Finance Director of Pepsi-Cola International. Mr. Davis received a BA in mathematics from Northwestern University and an MBA from the University of Chicago Graduate School of Business. Mr. Davis’s business background and biotechnology and pharmaceutical industry experience, as well as his qualification as an audit committee financial expert, were among the factors considered by the Board of Directors in determining that Mr. Davis should be nominated for election as a director.

Raafat Fahim, Ph.D., age 57, has been President, Chief Executive Officer and a director of the Company since January 2008 and acting Chief Financial Officer of the Company since May 2008. From July 2007 to January 2008, Dr. Fahim served as Senior Vice President, Research, Technical and Production Operations of the Company and Chief Operating Officer and General Manager of its Biologics Strategic Business Unit. From March 2003 to July 2007, Dr. Fahim served as Senior Vice President, Research, Technical and Production Operations of the Company. Dr. Fahim is also non-executive Chairman of the Board of VM Farms, a Toronto, Canada-based private equity web hosting technology company. From 2002 to 2003, Dr. Fahim was an independent consultant, working with Aventis Pasteur, a pharmaceutical company, and other companies worldwide on projects that included manufacturing, process improvement, quality operations and regulatory issues. From 2001 to 2002, he served as President and Chief Operating Officer of Lorus Therapeutics, Inc., a biopharmaceutical company. From 1987 to 2001, Dr. Fahim was employed by Aventis Pasteur where he was instrumental in developing several vaccines from early research to marketed products. During his employment with Aventis Pasteur, Dr. Fahim held the positions of Vice President, Industrial Operations, Vice President, Development, Quality Operations and Manufacturing, Director of Product Development, and head of bacterial vaccines research/research scientist. Dr. Fahim’s background in the biopharmaceutical industry, position as President and Chief Executive Officer of the Company and right to be nominated to the Board under the terms of his employment agreement with the Company were among the factors considered by the Board of Directors in determining that Dr. Fahim should be nominated for election as a director.

Richard A. Harvey, Jr., age 61, has been a director of the Company since 1992. He has been President of Stonebridge Associates, LLC, an investment banking firm, since 1996. Mr. Harvey has 35 years of experience advising mid-cap and small-cap companies on matters involving corporate finance and strategic transactions. Mr. Harvey’s business and investment banking experience in life sciences and other industries were among the factors considered by the Board of Directors in determining that Mr. Harvey should be nominated for election as a director.

Timothy P. Lynch, age 41, has been a director of the Company since 2006. He has been Managing Member of Stonepine Capital LP, a life science-focused investment fund since July 2008. From October 2005 to June 2008, Mr. Lynch was President and Chief Executive Officer of NeuroStat Pharmaceuticals, Inc., a start-up specialty pharmaceuticals company. From June 2005 to September 2005, Mr. Lynch was President and Chief Executive Officer of Vivo Therapeutics, Inc., a venture-backed specialty pharmaceuticals start-up. From October 2002 to June 2005, Mr. Lynch served as Chief Financial Officer of Tercica, Inc., a biopharmaceutical company. From 1999 to June 2002, Mr. Lynch served as Chief Financial Officer of InterMune, Inc., a biopharmaceutical company. He was involved with the initial public offerings of both biopharmaceutical companies. Previously, Mr. Lynch served as Director of Strategic Planning and as a pharmaceutical sales representative at Elan Corporation, PLC, a pharmaceutical company. He started his career at Goldman, Sachs & Co. and Chase Securities, Inc. Mr. Lynch is currently a director of Allos Therapeutics and Insite Vision. Additionally, within the past six years, Mr. Lynch served as a director of BioForm Medical, Inc. and Aradigm Corp. Mr. Lynch received his B.A. in economics from Colgate University and his M.B.A. from Harvard Business School. Mr. Lynch’s experience in the pharmaceutical and biopharmaceutical industries, as well as his qualification as an audit committee financial expert, were among the factors considered by the Board of Directors in determining that Mr. Lynch should be nominated for election as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

CORPORATE GOVERNANCE

Board of Directors

The Board is committed to strong corporate governance and has adopted policies and practices that comply with the listing requirements of the NASDAQ Global Select Market (“Nasdaq”) and the regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members who served in 2010 with the singular exception of Dr. Fahim are independent directors, as defined under the Nasdaq Marketplace Rules. Furthermore, all of the Audit Committee members are independent, as independence for audit committee members is defined under the Nasdaq Marketplace Rules; all of the Compensation Committee members are independent, as independence for compensation committee members is defined under the Nasdaq Marketplace Rules; and all members of the Nominating and Governance Committee, which is comprised of all members of the board except Dr. Fahim, are independent, as independence for nominating committee members is defined under the Nasdaq Marketplace Rules. Dr. Cox serves as non-executive Chairman of the Board and there are no family relationships among any of the directors or executive officers of the Company.

The Board of Directors met four times in fiscal year 2010. During fiscal year 2010, each incumbent director of the Company attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period for which he or she has been a director and (ii) all meetings of all committees of the Board on which he or she served that were held during the periods that he or she served as a member of such committees.

Standing Committees of the Board

The Board of Directors of the Company has formed three standing committees, which are discussed below.

1.	The Audit Committee currently consists of Messrs. Castaldi (Chairman), Davis and Lynch, and its function is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website at http://www.nabi.com. All of the Audit Committee members are able to read and understand fundamental financial statements. The Board of Directors has determined that each of Messrs. Castaldi, Davis and Lynch is an audit committee financial expert, as defined under the federal securities laws. The Audit Committee met five times in fiscal year 2010.

2.	The Compensation Committee currently consists of Messrs. Harvey (Chairman), Aryeh and Cox and its function is to assist the Board of Directors in determining and overseeing the compensation practices and policies of the Company, in particular with respect to the compensation of executive officers. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the charter is available on the Company’s website at http://www.nabi.com. The Compensation Committee met six times in fiscal year 2010.

3.	The Nominating and Governance Committee is currently comprised of all members of the Board of Directors, with the exception of Dr. Fahim, and is chaired by Dr. Cox. Its function is to focus on issues involving the composition and operation of the Board of Directors and its committees, and the development of good corporate governance practices. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website at http://www.nabi.com. The Nominating and Governance Committee met four times in fiscal year 2010.

Director Nomination Process

The Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding the appropriate qualifications, skills and experience expected of individual Board members and of the Board of Directors as a whole with the objective of having a Board of Directors with sound judgment and diverse backgrounds and experience to represent stockholder interests. Although the Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Committee considers diversity as one of many factors in the director nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a complementary mix of experience, knowledge and abilities to enable the Board to fulfill its responsibilities.

The Nominating and Governance Committee believes that nominees for election to the Board of Directors should possess sufficient business or financial experience and a willingness to devote the time and effort necessary to discharge the responsibilities of a director. This experience can include, but is not limited to, service on or active involvement with other boards of directors, experience in the industry in which the Company conducts its business, audit and financial expertise, clinical experience, operational experience, or a scientific or medical background. The Committee does not believe that nominees for election to the Board of Directors should be selected through mechanical application of specified criteria. Rather, the Committee believes that the qualifications and strengths of individuals should be considered in their totality with a view to nominating persons for election to the Board of Directors whose backgrounds, integrity and personal characteristics indicate that they will make a positive contribution to the Board of Directors.

When an incumbent director is considered for re-election, the Nominating and Governance Committee reviews the performance, skills and characteristics of such incumbent director before making a determination to recommend that the full Board nominate him or her for re-election.

A description of the specific experience, qualifications, attributes and skills that contributed to the decision of our Board of Directors to nominate each of the continuing members of the Board of Directors for election as a director is included in the biographical information of each director set forth in “Proposal 1—Election of Directors—Director Nominees.” The Board of Directors values the strong collegial working relationship that exists among the current members of the Board that has been critical to leading the Company through a multi-year strategic alternatives process that culminated in March 2010 with the exclusive option and license agreement between the Company and GlaxoSmithKline Biologicals, S.A. (“GSK”). The status of each nominee as a current director and a key participant in the Board’s consensus-driven approach over the last several years was a factor in the nomination of each nominee. In 2010, the Board of Directors reviewed the size of the Board with a goal of reducing the size of the Board and effective at the 2010 Annual Meeting the size of the Board was reduced from nine to seven directors.

In the future, the Nominating and Governance Committee intends to identify candidates for election to the Board of Directors through the personal knowledge and experience of the members of the Committee, third-party recommendations, and, if the Committee believes it appropriate, a search firm selected by the Committee and compensated by the Company. Candidates will be evaluated based upon their backgrounds and interviews with individual members of the Board of Directors. The Committee does not plan to evaluate candidates identified by the Committee differently from those recommended by a stockholder or otherwise.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the Secretary of the Company, in care of Greg Fries, Investor Relations, Nabi Biopharmaceuticals, 12276 Wilkins Avenue, Rockville, Maryland 20852, who will forward the recommendation to the Committee. The recommendation must set forth (i) the name and address as they appear on the Company’s books of the stockholder making the recommendation and the class and number of shares of capital stock of the Company beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation must be accompanied by the candidate’s written consent to being named in the Company’s proxy statement as a nominee for election to the Board and to serving as a director, if elected. Stockholders and their nominees must also comply with all requirements of the Company’s by-laws and Corporate Governance Principles with respect to the nomination and election of persons to the Board of Directors.

Corporate Governance Principles and Majority Vote in Election of Directors Policy

The Board of Directors of the Company has adopted Corporate Governance Principles to guide the operation of the Board of Directors and its standing committees. The Corporate Governance Principles include a majority vote in the election of directors policy that provides that any nominee for director who does not receive a majority of the votes cast in an uncontested election for director must tender his or her resignation as a director of the Company promptly following the meeting of stockholders at which the election occurred. The Nominating and Governance Committee will act on an expedited basis to recommend to the Board whether or not it should accept any such resignation and will submit such recommendation for prompt consideration by the Board. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept any such resignation. An “uncontested election” occurs if no stockholder nominates one or more candidates to compete with the Board’s nominees in a director election in accordance with the Company’s by-laws, or if stockholders have withdrawn all such nominations by the day before the date the Company mails its notice of meeting to stockholders. A “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority in each case and exclude permitted abstentions with respect to that director’s election and broker non-votes. A copy of the Corporate Governance Principles is available on the Company’s website at http://www.nabi.com.

Review, Approval or Ratification Transactions with Related Persons

The Nominating and Governance Committee charter contains a related party transaction policy. The policy applies to any transaction with a related person that is required to be disclosed in the Company’s SEC filings pursuant to Item 404(a) of Regulation S-K under the Exchange Act. In general, that rule requires disclosure of any transaction in which the Company is a participant, the aggregate amount involved exceeds $120,000, and any related person has or will have a direct or indirect material interest. A “related person” means any director or executive officer, any nominee for director, any immediate family member of a director or executive officer of the Company or of any nominee for director, or any greater than 5% stockholder of the Company. Related party transactions that are subject to the policy will be referred to the Nominating and Governance Committee for review, approval, ratification or other action. In reviewing related party transactions, the Nominating and Governance Committee of the Board may take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The Nominating and Governance Committee did not review any transactions in 2010 in connection with its related party transaction policy.

Compensation Committee Interlocks and Insider Participation

Prior to the 2010 Annual Meeting of Stockholders, Ms. Jenkes and Messrs. Harvey and Sudovar served as members of the Compensation Committee. Ms. Jenkes and Mr. Sudovar did not stand for re-election at the 2010 Annual Meeting of Stockholders. Following the 2010 Annual Meeting of Stockholders, the following directors served as members of the Compensation Committee: Messrs. Harvey and Aryeh and Dr. Cox. No directors of the Company who served on the Compensation Committee during the 2010 fiscal year had a relationship that requires disclosure as a Compensation Committee interlock.

Stockholder Communication Policy

Stockholders may send communications to the Board of Directors or individual members of the Board by writing to them, in care of Greg Fries, Manager, Investor Relations, Nabi Biopharmaceuticals, 12276 Wilkins Avenue, Rockville, Maryland 20852, who will forward the communication to the intended director or directors. If a stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance at Annual Meetings of Stockholders

The Company’s policy is to encourage attendance by all directors at annual meetings of stockholders. All members of the Board who were directors at the time of last year’s annual meeting attended the annual meeting, except for Ms. Jenckes and Mr. Sudovar, who did not stand for re-election at the 2010 Annual Meeting of Stockholders.

Code of Ethical Conduct

The Company has adopted a Code of Ethical Conduct that includes a code of ethics, as defined under the federal securities laws. The Code of Ethical Conduct applies to all directors, officers and employees of the Company. The Code of Ethical Conduct is posted on the Company’s website at http://www.nabi.com.

Board Leadership Structure

Dr. Cox has been the Company’s non-executive Chairman of the Board since February 2007. Previously, one of the Company’s non-management directors had served as Lead Director. The Company’s Corporate Governance Principles provide that the Board shall either select a non-executive Chairman of the Board or a Lead Director who will coordinate the activities of the other non-management directors. Since February 2007, the Board of Directors has concluded that the Board and the Company as a whole is best served by having an independent non-executive Chairman of the Board because, among other reasons, it provides greater involvement of independent directors in the management of the Company.

Role of Board in Risk Oversight

While management is responsible for managing the various risks facing the Company and its business, the Board of Directors as a whole and through its various committees is responsible for oversight of risk management for the Company. The Audit Committee in particular has assumed a lead role in discharging this responsibility.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity securities of the Company are authorized for issuance under the 1990 Equity Incentive Plan, the 1998 Non-Qualified Employee Stock Option Plan, the 2007 Omnibus Equity and Incentive Plan, the Stock Plan for Non-Employee Directors, and the 2000 Employee Stock Purchase Plan.

The following table provides information with respect to the Company’s equity compensation plans as of December 25, 2010:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	3,773,559	$5.67	3,093,256	(1)
Equity compensation plans not approved by security holders	351,835	$9.35	—
Total	4,125,394	$5.99	3,093,256

(1)	Includes 394,481 shares available for purchase under the 2000 Employee Stock Purchase

The 4,125,394 shares of Common Stock that could be issued under outstanding awards granted under the Company’s equity compensation plans as of December 25, 2010 had a weighted average exercise price of $5.99 and a weighted average term of 4.13 years. These shares do not include any of the 437,051 shares of outstanding unvested restricted stock. As of December 25, 2010, there were 2,698,775 shares remaining to be awarded under the Company’s equity compensation plans other than the 2000 Employee Stock Purchase Plan.

1998 Non-Qualified Employee Stock Option Plan

In 1998, the Board adopted the 1998 Non-Qualified Employee Stock Option Plan (the “1998 Stock Option Plan”), which provided for the award of up to 7,400,000 shares of Common Stock in the form of non-qualified stock options. The 1998 Stock Option Plan has not been approved by the Company’s stockholders. The 1998 Stock Option Plan terminated upon stockholder approval at the 2007 Annual Meeting of the 2007 Omnibus Equity and Incentive Plan, except with respect to then outstanding awards.

Persons who received awards under the 1998 Stock Option Plan that remain outstanding include employees, consultants and advisors of the Company who, in the opinion of the Compensation Committee or Board at the time such awards were made, were in a position to make a significant contribution to the success of the Company and its subsidiaries. Directors and officers of the Company were not eligible to receive awards under the 1998 Stock Option Plan.

Options granted under the 1998 Stock Option Plan generally have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options generally become exercisable in four equal annual installments beginning one year after the date of grant. In the event that an optionee’s employment or service with the Company terminates for any reason other than by death, options that are not then exercisable generally terminate immediately, but options that are exercisable on the date that employment or service terminates generally continue to be exercisable for a period of 90 days or such longer period as the Compensation Committee may determine, but in no event beyond the option expiration date.

In the event of a consolidation, merger or sale of all or substantially all of the assets of the Company in which outstanding shares of the Common Stock are exchanged for securities, cash, or other property of any other business entity or in the event of a liquidation of the Company, the 1998 Stock Option Plan provides that the Compensation Committee may, in its discretion, (i) provide that outstanding options shall be assumed or replaced, (ii) provide that all unexercised options will terminate within a specified period, (iii) provide for a cash payment in exchange for the termination of outstanding options, or (iv) provide that outstanding options shall become exercisable in full immediately prior to such event.

As of December 25, 2010, 351,835 shares were subject to outstanding options granted under the 1998 Stock Option Plan, and no shares were available for future grants under the 1998 Stock Option Plan.

2007 Omnibus Equity and Incentive Plan

The Board has adopted the 2007 Omnibus Equity and Incentive Plan (the “2007 Omnibus Plan”), which as of December 25, 2010 provided for the award of up to 5,593,179 shares of Common Stock in the form of non-qualified stock options, restricted stock and other equity and incentive awards. The 2007 Omnibus Plan amended and restated the Company’s 2000 Equity Incentive Stock Plan. The 2007 Omnibus Plan also supersedes and replaces the 1998 Stock Option Plan and the Company’s 2004 Stock Plan for Non-Employee Directors (the “2004 Directors Plan”) for future awards to the Company’s employees, consultants and directors. Both the 1998 Stock Option Plan and the 2004 Directors Plan remain in effect with respect to currently outstanding awards. The number of shares available for award under the 2007 Omnibus Plan is automatically increased by any shares subject to awards that expire, terminate or are forfeited to the Company under the 1998 Stock Option Plan and the 2004 Directors Plan.

The number of shares to be issued upon exercise of outstanding options and available for future grants under the 2007 Omnibus Plan is subject to adjustment in the event of a stock dividend, stock split or combination of shares, recapitalization, or other change in the Company’s capital stock.

Persons eligible to receive awards under the 2007 Omnibus Plan include all employees, consultants, and directors of the Company who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries.

The exercise price of options granted under the 2007 Omnibus Plan may not be less than 100% of the fair market value of the Common Stock on the date of the award. The exercise date of options granted under the 2007 Omnibus Plan is at the discretion of the Compensation Committee which may at any time accelerate the exercisability of all or any portion of any option. The expiration date of options granted under the 2007 Omnibus Plan may not be more than 10 years after the date of grant.

In the event that an optionee’s employment or service with the Company terminates for any reason including death, disability, retirement or other termination, the Compensation Committee, in its sole discretion, may determine the extent to which, and the period during which, options granted may be exercised, but in no event shall the options be exercisable beyond the option expiration date.

In the event of a consolidation, merger or sale of all or substantially all of the assets of the Company in which outstanding shares of the Common Stock are exchanged for securities, cash, or other property of any other business entity or in the event of a liquidation of the Company, then under the 2007 Omnibus Plan the Compensation Committee may, in its discretion, (i) provide for the acceleration of any time period relating to the exercise or realization of an award, (ii) provide for the purchase of an award upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of an award had the award been currently exercisable or payable, (iii) adjust the terms of an award in a manner determined by the Compensation Committee, (iv) cause an award to be assumed, or new rights to be substituted for the award, by another entity, or (v) make such other provision as the Compensation Committee may consider equitable and in the best interests of the Company.

As of December 25, 2010, 2,878,102 shares were subject to outstanding options granted under the 2007 Omnibus Plan, and 2,698,775 shares were available for future grants under the 2007 Omnibus Plan.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to describe the Company’s compensation program provided to the executive officers named in the Summary Compensation Table (the “Named Executive Officers”) for fiscal year 2010.

During fiscal year 2010, the Company’s executive compensation program consisted of the following forms of compensation:

•	base salary;

•	cash incentive compensation;

•	equity compensation;

•	benefits and perquisites; and

•	change of control and severance agreements.

Compensation Objectives and Philosophy

The Company’s general executive compensation program was designed with three main objectives in mind. First, the program should allow the Company to attract and retain individuals whose performance will enhance stockholder value. Second, the program should develop a strong link between compensation and the achievement of organizational and individual performance goals. Third, the program should provide total compensation opportunities that exceed the median for comparable companies when the Company achieves above-median performance and below the median for comparable companies when there is below-median performance.

The Company’s executive compensation program was developed many years ago by the Compensation Committee with the assistance of outside consultants and the Company’s human resources department. The Compensation Committee approves all compensation and benefit arrangements for executive officers, including the Named Executive Officers. In determining these arrangements, the Compensation Committee considers recommendations made by the Chief Executive Officer, as well as recommendations made by the Compensation Committee’s outside independent executive compensation consultants when such consultants are consulted. The Compensation Committee, however, retains final authority to accept or reject these recommendations. The Compensation Committee also administers the Company’s equity incentive plans, and makes recommendations to the Board regarding outside director compensation and the overall compensation practices and programs for employees of the Company, including retirement, material benefit, change of control and severance plans.

As the number of employees in the Company and the scope of the Company’s operations have decreased over the last several years as a result of the Company’s strategic alternatives process, the Compensation Committee has reduced its reliance on outside compensation consultants. The Compensation Committee did not consult with any outside compensation consultant in 2010 or 2011, and last consulted with an independent outside compensation consultant in 2009.

Base Salary

Overview.    The Compensation Committee approves base salaries for the Chief Executive Officer and other executive officers of the Company after a structured annual review. The Chief Executive Officer provides information to the Compensation Committee regarding the performance of the other executive officers. Final base salary decisions generally are made after a review of various criteria such as (i) market data on salaries or salary increases, (ii) corporate performance, and (iii) individual attributes and relative importance to the Company’s future performance.

2010 Base Salary Determinations.    On March 2, 2010, the Compensation Committee approved a 3% increase in the base salaries of its executive officers, which was the average annual increase in 2010 of the salaries of all non-executive officer employees. In establishing the salary increases, the Compensation Committee reviewed salary increase data provided by management for the Washington, D.C. metropolitan area and other U.S. regions which suggested that salary growth in 2010 was expected to be stronger in the Washington, D.C. metropolitan area than in many other parts of the country. The Compensation Committee was concerned about retaining key employees of the Company during the pendency of the Company’s two Phase 3 clinical trials. As a result of the annual salary increases, the base salaries of Drs. Fahim, Kessler and Kalnik were $480,366, $339,900 and $308,900, respectively.

Cash Incentive Compensation

Overview.    The Company’s compensation policy is to typically provide executives with the opportunity to earn an annual cash award based on Company and individual performance under the VIP Management Incentive Plan with the Chief Executive Officer’s award based solely on the Company’s performance. The objective of the VIP Management Incentive Plan is to motivate each executive’s performance in order to advance the Company’s defined strategy by aligning measurement and accountability with rewards.

2010 VIP Management Incentive Plan Structure and Performance Measures.    The Named Executive Officers, as well as other senior management of the Company, were eligible to participate in the VIP Management Incentive Plan during 2010. As provided in their employment agreements with the Company, the total bonus potential for each of Drs. Fahim, Kessler and Kalnik under the Plan was 80%, 55% and 55%, respectively, of base salary. Awards under the VIP Plan were based on performance as measured by two sets of goals, the corporate goals for the Company and the individual goals for each officer, except for Dr. Fahim, who as President and Chief Executive Officer is measured only on corporate goals. For Drs. Kessler and Kalnik, 70% of the total bonus potential is determined by corporate goals and the remaining 30% of bonus potential is determined by individual goals. Each set of goals (i.e., corporate and individual) includes multiple goals, which are each assigned a different percentage weight with the total percentage weight of each set of goals totaling 100%. The bonus potential, the relative weights of the corporate and individual goals, and all other elements of the VIP Plan are subject to change at the discretion of the Compensation Committee.

The Compensation Committee established corporate goals for the 2010 VIP Management Incentive Plan to reflect and motivate management to achieve the Company’s principal initiatives during 2010:

•	The consummation of the exclusive option and license agreement for NicVAX, dated November 13, 2009, with GSK (10%);

•	The execution of NicVAX Phase III clinical trials according to a set of predefined parameters (35%);

•	The achievement of certain manufacturing objectives related to NicVAX (15%);

•	The performance of certain obligations under the Transition Services Agreement with GSK related to the sale of PentaStaph to enable the Company to receive certain outstanding milestone payments (10%);

•	The advancement of developments to NicVAX with the potential to enhance its value to the Company (10%);

•	The development and execution of an effective investor communication program (8%); and

•	Achieving certain operational and financial objectives (2% and 10%).

2010 VIP Management Incentive Plan Payments.    The Compensation Committee determined that 96.5% of the 2010 VIP Management Incentive Plan corporate goals were achieved and 95% and 97.5% of the 2010 individual goals for were achieved for Drs. Kessler and Kalnik, respectively.

Equity Incentive Compensation

Overview.    The Chief Executive Officer, other Named Executive Officers and key employees receive long-term equity incentive compensation in the form of stock options and restricted stock. The Compensation Committee believes that equity-based compensation motivates the Company’s executive officers and key employees to have an interest in the long-term success of the Company. As a result, the Company has traditionally made annual equity awards to its executive officers and key employees as well as commencement of employment awards and retention awards.

Annual Awards.    In 2010 the Compensation Committee considered several factors, including the Chief Executive Officer’s recommendations and the equity awards previously made to each executive officer when setting annual grant amounts. All awards are granted pursuant to the Company’s 2007 Omnibus Plan. In March 2010, the Company made annual equity awards to Drs. Fahim, Kessler and Kalnik effective on April 1, 2010.

Stock Options and Restricted Stock.    In the last several years, the Company has made annual long-term equity incentive awards in the form of stock options and restricted stock awards, based on a ratio of 2.5 option shares for each restricted stock share. The Compensation Committee adopted this 2.5:1 option to restricted stock ratio several years ago after consulting with an independent compensation consultant. The Compensation Committee believes that stock options provide executives with an incentive to increase long-term stockholder value, because stock options only have value to the recipient when the Company’s share price exceeds the share price on the date of grant. The Compensation Committee’s policy is to grant non-qualified stock options (as opposed to incentive stock options) to obtain a tax benefit for the Company. The Compensation Committee believes that awarding restricted stock provides immediate potential value to employees after the award vests and encourages stock ownership by employees which helps align their interests with those of the Company’s other stockholders. In 2010, in connection with annual equity awards made to Named Executive Officers, Dr. Fahim received awards of stock options to purchase 125,000 shares of Common Stock of the Company and 50,000 shares of restricted stock of the Company, Dr. Kessler received awards of stock options to purchase 90,000 shares of Common Stock of the Company and 36,000 shares of restricted stock of the Company, and Dr. Kalnik received awards of stock options to purchase 60,000 shares of Common Stock of the Company and 24,000 shares of restricted stock of the Company. Annual option awards made in 2010 to Named Executive Officers had an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and a term of seven years. The annual equity awards vest in four equal annual amounts commencing April 1, 2011. The Compensation Committee anticipates that most future equity awards will have similar terms. In accordance with a years of service stock option award policy available to all employees of the Company, Dr. Kessler also received an award of stock options to purchase 1,000 shares of Common Stock of the Company on March 15, 2010 in recognition of the fifth anniversary of his employment with Company. The fifth anniversary option award had an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and a term of seven years. This option vests in four equal annual amounts commencing on March 15, 2011.

Benefits and Perquisites

The Named Executive Officers are entitled to participate in the Company’s benefit programs which are available to all of the Company’s full-time employees. In addition, the Named Executive Officers received certain benefits and perquisites in fiscal year 2010 not available to the Company’s general employee population. The Compensation Committee monitors the benefits and perquisites for the Named Executive Officers, including their costs, and believes that these benefits and perquisites help the Company in retaining and maintaining the services of the Named Executive Officers.

In fiscal year 2010, each of Drs. Fahim, Kessler and Kalnik participated in the Company’s Supplemental Executive Retirement Plan, under which the Company contributed $26,762 for Dr. Fahim and $18,168 for each of Drs. Kessler and Kalnik to a self-directed insurance or annuity-based retirement plan. The only other retirement plan maintained by the Company is a 401(k) plan in which the Named Executive Officers and other employees generally can participate. The Company also generally pays premiums on behalf of the Named Executive Officers for life and disability insurance coverage beyond the coverage provided for all other employees generally and pays associated tax gross-ups attributable to income tax on the increased premiums. In fiscal year 2010, under the terms of his employment agreement with the Company, the Company provided to Dr. Fahim (i) an amount equal to any Maryland state income taxes payable by him with respect to any compensation, benefits or other payments that he receives in connection with his position as the Company’s President and Chief Executive Officer, (ii) a per diem fee of $180 to cover certain expenses while he is working at the Company’s facilities in Rockville, Maryland, (iii) an automobile allowance of $1,200 per month, (iv) the cost of financial planning services up to $5,000 per year, (v) term life insurance of $500,000 in excess of the term life insurance coverage the Company provides employees generally, (vi) reimbursement for reasonable travel and lodging expenses incurred while traveling to and working at the Company’s facilities in Rockville, Maryland, and (vii) such other fringe benefits as are accorded generally to the Company’s other executive officers. The Committee approved many of these benefits, including the Maryland tax reimbursement in Dr. Fahim’s employment agreement, to compensate Dr. Fahim for the additional costs and burdens he would bear by working at the Company’s Rockville, Maryland facility, which became the Company’s headquarters following the sale of the Company’s Boca Raton, Florida facilities to Biotest Pharmaceuticals Corporation. Dr. Fahim is a Florida resident who previously worked at the Company’s Boca Raton facilities prior to the Biotest sale. Further information on the aggregate cost of providing these and other additional benefits and perquisites can be found in the All Other Compensation column of the Summary Compensation Table.

Severance and Change of Control Payments

Severance Payments Without a Change of Control.    The Company provides severance benefits to the Named Executive Officers under their employment agreements with the Company that were in effect during fiscal year 2010. These employment agreements provide that if the executive is terminated other than for cause or disability during the employment period, or if the employment period is not renewed for an additional employment period on terms no less favorable than those under his existing agreement and the executive terminates his employment with the Company, then he is entitled to receive the following severance benefits: (i) severance pay equal to his base salary as in effect at the time of such termination for 24 months in the case of Dr. Fahim and 18 months in the case of Drs. Kessler and Kalnik, (ii) pro rated bonus compensation, (iii) the continuation of certain fringe benefits for 24 months in the case of Dr. Fahim and 18 months in the case of Drs. Kessler and Kalnik, (iv) immediate vesting of any non-vested stock options or shares of restricted stock held by the executive, which will be exercisable for 12 months after the termination date, but in no event later than the original option expiration date, and (v) up to $20,000 for executive outplacement services for the benefit of Dr. Fahim and up to $18,000 for executive outplacement services for the benefit of each of Drs. Kessler and Kalnik. The obligation of the Company to provide severance benefits is conditioned upon the executive’s execution of a separation agreement containing a release of claims against the Company.

Severance Payments in Connection With a Change of Control.    For the past several years, the Company has been engaged in a strategic alternatives process to enhance shareholder value. The effect of this strategic alternatives process has been the completion of a series of transactions resulting in the sale, licensure or grant of an option to acquire all of our marketed products and major pipeline products. The Company has entered into agreements with each of Drs. Fahim, Kessler and Kalnik providing for the payment of severance benefits in the event of a qualifying termination of employment following a change of control of the Company. The Company has entered into the agreements in order to remove any personal financial concerns an executive may have when evaluating a potential transaction, and to allow them to focus on maximizing value for the Company’s stockholders. The execution by the Company of the NicVAX Exclusive Option and License Agreement between the Company and GSK dated November 13, 2009 (the “GSK NicVAX Agreement”) did constitute a change of control under the change of control severance agreement of Dr. Kalnik, however, no benefits were paid to him as a result of the execution of the GSK NicVAX Agreement because the execution of the agreement did not result in the termination of or adversely affect his employment with the Company. In 2011, the Company amended the agreements of Drs. Fahim, Kessler and Kalnik to provide that the exercise by GSK of its option to exclusively license NicVAX under the GSK NicVAX Agreement (the “NicVAX Option”) will be a change of control potentially entitling them to severance benefits under their agreements with the Company.

Each of Drs. Kessler and Kalnik are entitled to receive change of control benefits under their agreements if, within 12 months after a change of control, his employment is terminated by the Company without cause or he terminates his employment with the Company for good reason. Drs. Kessler and Kalnik’s benefits under the agreements include a payment equal to two times the sum of annual base salary and target bonus for the year in which the change of control occurs, payable ratably over a 24-month period. They also are entitled to receive the continuation of benefits under the Company’s employee benefit plans (including medical, dental, disability, and life insurance and car allowance programs) for 12 months following termination and up to $18,000 for executive outplacement services for the benefit of each of Drs. Kessler and Kalnik. In addition, all outstanding equity awards vest upon a change in control of the Company and, in the case of options, remain exercisable for 24 months. Any severance benefit paid under these change of control provisions is in lieu of any severance benefits that might otherwise be payable to the executive under any employment agreement with the Company.

In March 2011, Dr. Fahim entered into an amended and restated employment agreement with the Company. Under this agreement, Dr. Fahim is entitled to receive change of control benefits under his employment agreement if (i) within 12 months after a change of control or during a potential change of control period he terminates his employment with the Company for good reason or dies or becomes disabled; (ii) during a potential change of control period or within 12 months after a change of control his employment is terminated by the Company without cause (including Nabi’s failure to renew his employment agreement); or (iii) during the six-month period beginning six months after a change of control he terminates his employment for any reason, unless the change of control arises from the exercise by GSK of the NicVAX Option. In that event, Dr. Fahim only will be entitled to change of control benefits if at any time after GSK’s exercise of the NicVAX Option: (i) Dr. Fahim’s employment is terminated by the Company for any reason other than cause (including Dr. Fahim’s death or disability) or the Company gives notice of non-extension of his employment agreement; (ii) within 18 months following the exercise of the NicVAX Option, Dr. Fahim terminates his employment with the Company for good reason; or (iii) at any time after such 18 month period, Dr. Fahim terminates his employment for any reason. Dr. Fahim also will entitled to receive change of control benefits in the event that his employment is terminated (i) by the Company without cause, (ii) by the Company if it fails to renew his agreement at the expiration of the term or (iii) by Dr. Fahim for good reason, within (a) the 12 month period ending upon a change of control (other than as a result of a liquidation or dissolution of the Company approved by the stockholders of the Company), (b) the 12 month period ending upon the execution by the Company of a definitive agreement and providing for and resulting in a change of control or (c) the 18 month period ending upon a change of control constituted solely by a liquidation or dissolution of the Company approved by the stockholders of the Company. Dr. Fahim’s change of control severance benefits include his regular severance benefits that he would receive in any non-change of control situation (which are described above) plus a lump sum amount equal to (A) two and one-half (2.5) times the sum of (a) the higher of (x) Dr. Fahim’s then current annual base salary or (y) his base salary immediately prior to the date of termination plus (b) the target bonus Dr. Fahim could have earned under the Company’s VIP Management Incentive Program or any comparable bonus plan maintained by the Company for the fiscal year in which the date of termination occurs), reduced by (B) an amount equal to the sum of (x) two times Dr. Fahim’s base salary in effect as of the last day of the employment term, plus (y) the amount of any pro-rated bonus paid or payable pursuant to any such the bonus plan (i.e., reduced by the amount of Dr. Fahim’s regular severance benefits). In addition, all outstanding equity awards vest upon a change in control of the Company and, in the case of options, remain exercisable for 24 months. While Dr. Fahim’s regular severance benefits include 24 months of salary continuation, following a change of control or an approval of a bankruptcy court that (A) qualifies as an event described in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A) or (B) permits acceleration of Dr. Fahim’s regular severance pay, all unpaid amounts of the regular severance pay will be paid to him in a lump sum on the date of the change of control or within 10 days of the approval of the bankruptcy court, as the case may be. The Company has agreed to reimburse Dr. Fahim on a grossed-up basis for any excise tax that is payable by him under Sections 409A or 4999 of the Internal Revenue Code as a result of any payments by the company to him under his employment agreement with the Company. Drs. Kessler and Kalik also are entitled to be reimbursed on a grossed-up basis for any excise tax that is payable by them Section 4999 of the Internal Revenue Code.

Other key employees of the Company also have change of control agreements with terms that vary from the terms of the change of control agreements with Drs. Fahim, Kessler and Kalnik. Any new change of control agreement for any employee is subject to review and approval by the Compensation Committee.

Compensation Policies and Practices as They Relate to the Company’s Risk Management

The Compensation Committee believes that the Company’s compensation policies and practices for all employees, including executive officers, do not create undue risks that are reasonably likely to have a material adverse effect on the Company. In this regard, the Compensation Committee notes that:

•	the ability to retain key personnel and avoid the significant risk of the loss of key personnel is one of the major purposes of the Company’s compensation policies;

•	the Company’s compensation is balanced among base salary, annual bonus opportunity and long-term equity;

•

the Company’s incentive compensation is directly linked to specific performance metrics identified by the Compensation Committee with input from management, such as successfully managing partnering arrangements, successfully completing clinical trials for NicVAX, building value around NicVAX, and clinical, regulatory and operational objectives that promote longer-term Company goals;

•	the Compensation Committee annually designs and assesses performance-based compensation, thereby allowing the Compensation Committee to assess risk management and consequences annually; and

•	the Company’s equity incentive awards typically vest over four years, encouraging our employees to focus on sustained growth and stockholder value.

In establishing and assessing management’s achievement of performance-based goals, the Compensation Committee intends to continue to consider as a part of the Company’s risk management the intended and unintended consequences of the behavior that it is seeking to motivate through its performance-based compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis,” and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and filed with the Securities and Exchange Commission.

Respectfully submitted by,
The Compensation Committee
Richard A. Harvey, Jr., Chairman
Jason Aryeh
Geoffrey Cox

EXECUTIVE COMPENSATION

The following table sets forth information for the fiscal years ended December 25, 2010, December 26, 2009 and December 27, 2008, concerning the compensation paid to each person serving as the Company’s Chief Executive Officer during the last completed fiscal year; each person serving as the Company’s Chief Financial Officer during the last completed fiscal year; and the Company’s other executive officers serving at the end of the last completed fiscal year other than the Chief Executive Officer and Chief Financial Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Raafat Fahim, Ph.D.	2010	490,071	133,349	300,488	370,843	319,538	1,614,289
President & Chief Executive	2009	476,306	157,087	207,800	623,100	243,882	1,708,175
Officer and Acting Chief Financial Officer	2008	458,301	402,613	139,001	364,000	183,272	1,813,462

Paul Kessler, M.D.	2010	340,789	119,220	256,436	177,696	30,606	924,747
Senior Vice President	2009	320,769	92,943	190,469	181,500	46,320	832,002
Clinical, Medical and Regulatory Affairs	2008	297,808	70,448	118,554	158,065	15,390	795,169

Matthew Kalnik, Ph.D.	2010	306,923	51,162	97,213	162,772	30,920	648,990
Senior Vice President	2009	291,385	34,556	50,708	215,000	46,790	638,439
Strategic Planning and Business Operations	2008	—	—	—	—	—	—

(1)	Includes for certain individuals accrued unused vacation reimbursements which were paid in cash to the executive.

(2)	Reflects the dollar amounts recognized for financial statement reporting purposes for the applicable fiscal years ended December 25, 2010, December 26, 2009 or December 27, 2008. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for fiscal years 2010 and 2009, and Note 8 to the Company’s audited financial statements for fiscal year 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for that fiscal year.

(3)	All payments were made under the Company’s VIP Management Incentive Plan except that in 2009, Drs. Fahim and Kalnik received one-time payments of $250,000 and $50,000, respectively, under the terms of incentive compensation provisions of their employment agreements with the Company.

(4)

Includes for 2010 (i) contributions made by the Company under its 401(k) Plan in the amount of $9,800 on behalf of each of Drs. Fahim, Kessler and Kalnik; (ii) an automobile allowance of $14,400 to Dr. Fahim; (iii) contributions in the amounts of $15,000, $12,000 and $12,000 made by the Company on behalf of Drs. Fahim, Kessler and Kalnik, respectively, under the Company’s Supplemental Executive Retirement Plan, which provides the executive with a self-directed insurance or annuity-based retirement plan; (iv) reimbursement of $11,762, $6,168 and $6,168 paid to Drs. Fahim, Kessler and Kalnik respectively for taxes payable by them on contributions made by the Company under its Supplemental Executive Retirement Plan; (v) $1,455, $2,600 and $1,950 representing premiums for supplemental life insurance paid on behalf of Drs. Fahim, Kessler and Kalnik, respectively, and $12,767 representing premiums for supplemental disability insurance paid on behalf of Dr. Fahim; (vi) reimbursement of $10,032, $38 and $1,002 paid to Drs. Fahim, Kessler and Kalnik respectively for taxes payable by them on contributions made by the Company under its supplemental life insurance and supplemental disability insurance plans; (vii) aggregate per diem reimbursements of $32,760 paid to Dr. Fahim for miscellaneous expenses in connection with his working at the Company’s facility in Rockville, Maryland; (viii) reimbursement of $66,308 paid to Dr. Fahim for hotel, airfare and car rental expenses in connection with working at the Company’s facility in Rockville, Maryland; (ix) reimbursement of $51,994 paid to Dr. Fahim for taxes related to hotel, airfare and car rental expenses incurred in connection with working at the Company’s facility in Rockville, Maryland; (x) reimbursement of $5,000 paid to Dr. Fahim for tax preparation and financial planning services and (xi) reimbursement of $88,282 paid to Dr. Fahim for taxes payable by him on other income.

The following table sets forth each grant of a plan-based award made to each of the Named Executive Officers during fiscal year 2010:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non Equity Incentive Plan Awards Target ($) (2)	Estimated Future Payouts Under Equity Incentive Plans Awards Target (#) (3)	Exercise or Base Price per Share of Option Awards ($) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Raafat E.F. Fahim, Ph.D.			384,293
	4/1/2010	3/1/2010		50,000		274,500
	4/1/2010	3/1/2010		125,000	5.49
Paul D. Kessler M.D.			186,945
	3/15/2010	2/20/2008		1,000	5.86
	4/1/2010	3/1/2010		36.000		197,640
	4/1/2010	3/1/2010		90,000	5.49
Matthew W. Kalnik, Ph.D.			169,895
	4/1/2010	3/1/2010		24,000		131,760
	4/1/2010	3/1/2010		60,000	5.49

(1)	Date approved by the Compensation Committee.

(2)	Awards to Drs. Fahim, Kessler and Kalnik reflect their participation in the 2010 VIP Management Incentive Plan. This plan is described under “Compensation Discussion and Analysis—Cash Incentive Compensation—2010 VIP Management Incentive Plan Structure and Performance Measures” and “ —2010 VIP Management Incentive Plan Payments.”

(3)	Consists of awards made under the 2007 Omnibus Plan. These awards are described under “Compensation Discussion and Analysis—Equity Incentive Compensation.”

(4)	The exercise price for all stock options is equal to the fair market value of the Company’s Common Stock on the date of grant.

(5)	Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 25, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2011.

Description of Plan-Based Awards

The terms of the “non-equity incentive plan” awards reflected in the Grants of Plan-Based Awards table are described in the “Compensation Discussion and Analysis” above.

Each of the equity-based awards granted during fiscal year 2010 and reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2007 Omnibus Plan. The 2007 Omnibus Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits.

The terms of the 2007 Omnibus Plan are further described under “Securities Authorized for Issuance Under Equity Compensation Plans—2007 Omnibus Equity and Incentive Plan” above.

Options

Each option granted during fiscal year 2010 and reported in the table above was granted with a per-share exercise price equal to the fair market value of a share of the Company’s Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2007 Omnibus Plan and the Company’s option grant practices, the fair market value is equal to the closing price of a share of the Company’s Common Stock on the applicable grant date.

Each option granted to our Named Executive Officers in fiscal year 2010 is subject to a four-year vesting schedule, with 25% of the option vesting on April 1, 2011 and on each of the next three anniversaries of the grant date. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to our Named Executive Officers in fiscal year 2010 has a term of seven years. Subject to any accelerated vesting that may apply in a change of control transaction or a termination of employment without cause or for good reason, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will have 90 days to exercise the vested portion of the option following a termination of employment not related to a change of control. The option (whether or not vested) will immediately terminate if the Named Executive Officer is terminated by the Company for cause.

The options granted to Named Executive Officers during fiscal year 2010 do not include any dividend rights.

Restricted Stock

The shares of restricted stock awarded to our Named Executive Officers during fiscal year 2010 are subject to a four-year vesting schedule subject to the Named Executive Officer’s continued employment with the Company through the vesting date. The Named Executive Officer does not have the right to dispose of the shares of restricted stock, but does have the right to vote and receive dividends (if any) paid by the Company.

The following table sets forth certain information concerning the number and value of unvested Common Stock awards and shares of Common Stock subject to options held by the Named Executive Officers as of December 25, 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 25, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Shares or Units of Stock that have Not Vested ($)
Raafat E.F. Fahim, Ph.D.	40,000			$5.60	3/10/13	7,500	$42,375
	43,116			$14.92	3/24/14	22,500	$127,125
	8,143			$16.65	5/14/14	33,750	$190,688
	160,000			$15.56	11/11/14	50,000	$282,500
	54,345			$3.83	2/24/16
	67,500	22,500	(1)	$5.20	5/18/14
	57,500	57,500	(2)	$3.95	4/1/15
	28,750	86,250	(3)	$3.78	4/1/16
		125,000	(4)	$5.49	4/1/17

Paul D. Kessler M.D.	10,000			$12.06	3/14/15	7,500	$42,375
	15,000			$11.49	5/16/15	15,000	$84,750
	20,613			$3.83	2/24/16	22,500	$127,125
	15,000			$5.65	5/25/13	36,000	$203,400
	67,500	22,500	(1)	$5.20	5/18/14
	45,000	45,000	(2)	$3.95	4/1/15
	22,500	67,500	(3)	$3.78	4/1/16
		1,000	(5)	$5.86	3/15/17
		90,000	(4)	$5.49	4/1/17

Matthew W. Kalnik, Ph.D.	18,750	6,250	(6)	$4.70	7/18/14	3,125	$17,656
	5,625	9,000	(2)	$3.95	4/1/15	3,600	$20,340
	11,250	33,750	(3)	$3.78	4/1/16	13,500	$76,275
		60,000	(4)	$5.49	4/1/17	24,000	$135,600

(1)	Awards vest in four equal annual installments beginning on January 2, 2008.

(2)	Awards vest in four equal annual installments beginning on April 1, 2009.

(3)	Awards vest in four equal annual installments beginning on April 1, 2010.

(4)	Award vests in four equal annual installments beginning on April 1, 2011.

(5)	Award vests in four equal annual installments beginning on March 15, 2011.

(6)	Award vests in four equal annual installments beginning on July 18, 2008.

The following table sets forth information concerning any option exercises or stock awards that vested for each Named Executive Officer during fiscal year 2010.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized Upon Vesting ($)
Raafat E.F. Fahim, Ph.D.			30,000	160,275
Paul D. Kessler M.D.			22,500	119,100
Matthew W. Kalnik, Ph.D.	3,375	5,625	9,425	51,150

Potential Payments Upon Termination of Employment or Change of Control

Potential Payments Under Employment Agreements.    The Company provides severance benefits to the Named Executive Officers under their employment agreements with the Company that were in effect during fiscal year 2010. These employment agreements provide that if the executive’s employment is terminated other than for cause or disability or as a result of the executive’s death during the employment period, if the employment period is not renewed for an additional employment period on terms no less favorable than those under his existing agreement and the executive terminates his employment with the Company, or if the executive terminates his employment for good reason (in the case of Dr. Fahim), then he is entitled to receive the following severance benefits: (i) severance pay equal to his base salary as in effect at the time of such termination for 24 months in the case of Dr. Fahim, and 18 months in the case of Drs. Kessler and Dr. Kalnik; (ii) pro rated bonus compensation; (iii) the continuation of certain fringe benefits for 18 months in the case of Drs. Kessler and Kalnik and in the case of Dr. Fahim, 24 months; (iv) immediate vesting of any non-vested stock options or shares of restricted stock held by the executive, which will be exercisable for 12 months after the termination date, but in no event later than the original option expiration date; and (v) up to $20,000 for executive outplacement services for the benefit of Dr. Fahim and up to $18,000 for executive outplacement services for the benefit of each of Drs. Kessler and Kalnik. The obligation of the Company to provide severance benefits is conditioned upon the executive’s execution of a separation agreement containing a release of claims against the Company.

The following table sets forth potential payments and benefits to the Named Executive Officers upon termination of employment without cause, or termination for good reason (in the case of Dr. Fahim), not in connection with a change in control of the Company, pursuant to the terms of the each officer’s employment agreement with the Company, assuming a termination on December 25, 2010.

Name	Severance payments (1)	Bonus Payments (2)	Accelerated Awards (3)	Continued and Accrued Benefits (4)	Tax Gross-Up Payments (5)	Other Perquisites (6)	Total
Raafat E.F. Fahim, Ph.D.	$960,732	$384,293	$1,214,645	$72,955	$23,524	$127,044	$2,783,193
Paul D. Kessler, M.D.	$509,850	$186,945	$684,450	$42,209	$14,114	$49,700	$1,487,267
Matthew W. Kalnik, Ph.D.	$463,350	$169,895	$342,745	$43,351	$14,114	$48,725	$1,082,180

(1)	Consists of a multiple of the Named Executive Officer’s base salary, determined in accordance with each Named Executive Officer’s employment agreement with the Company.

(2)	Assumes the bonus earned in the year of termination under the VIP Management Incentive Plan was equal to 100% of the target bonus.

(3)	Represents the value of awards of shares of restricted Common Stock and options to purchase shares of Common Stock held by the Named Executive Officer on the date of termination as to which vesting would accelerate. Assumes a Common Stock price of $5.65.

(4)	Consists of some or all of (i) the value of continued health, dental, disability and life insurance, and (ii) payments for any unused vacation and sick time accrued by the Named Executive Officer on the date of termination.

(5)	Consists of reimbursements for taxes payable by the Named Executive Officer on contributions made by the Company on the officer’s behalf under its Supplemental Executive Retirement Plan and grossed-up reimbursement for excess taxes on excise payments (as defined by the Internal Revenue Code).

(6)	Consists of some of or all of (i) reimbursement for automobile allowances, financial planning and outplacement expenses, (ii) reimbursement for premiums payable under the Company’s Supplemental Executive Retirement Program, supplemental disability insurance policy and supplemental life insurance policy, and (iii) matching contributions under the Company’s 401(k) Plan.

Potential Payments Under Change of Control Severance Agreements.    The Company has entered into agreements with Drs. Fahim, Kessler and Kalnik providing for the payment of severance benefits in the event of a qualifying termination of employment following a change of control of the Company in order to remove any personal financial concerns an executive may have when evaluating a potential transaction, and to allow them to focus on maximizing value for the Company’s stockholders.

Under his agreement in effect on December 25, 2010, Dr. Fahim was entitled to receive a lump sum payment equal to two and one-half times the sum of annual base salary and target bonus for the year in which the change of control occurs. Under each of their agreements, Drs. Kessler and Kalnik are entitled to receive a payment equal to two times the sum of annual base salary and target bonus for the year in which the change of control occurs, paid ratably over a twenty-four month period. Dr. Fahim is also entitled to receive the continuation of benefits under the Company’s employee benefit plans (including medical, dental, disability, and life insurance and car allowance programs) for 24 months, and Drs. Kessler and Kalnik are entitled to receive the continuation of benefits under the Company’s employee benefit plans (including medical, dental, disability, and life insurance) for 12 months following termination. In addition, all outstanding equity awards vest upon a change in control of the Company and, in the case of options, remain exercisable for all three executives for 24 months. The Company has agreed to pay up to $20,000 for executive outplacement services for the benefit of Dr. Fahim and up to $18,000 for executive outplacement services for the benefit of each of Drs. Kessler and Kalnik and make gross-up payments on behalf of Drs. Fahim, Kessler and Kalnik for any excise taxes imposed on excess payments (as defined by the Internal Revenue Code) received by them under their employment or change of control agreements. Any severance benefit paid under the change of control provisions is in lieu of any severance benefits that might otherwise be payable to the executive under any employment agreement with the Company.

The Compensation Committee believes that these agreements are necessary given the volatility and uncertainty inherent in the Company’s business and future prospects. Any new change of control agreement for any employee is subject to review and approval by the Compensation Committee.

The following table sets forth potential payments and benefits to the Named Executive Officers upon termination of employment without cause in connection with a change in control of the Company pursuant to the terms of each officer’s employment or change of control agreement with the Company, assuming a termination on December 25, 2010.

Name	Severance payments (1)	Bonus Payments (2)	Accelerated Awards (3)	Continued and Accrued Benefits (4)	Tax Gross-Up Payments (5)	Other Perquisites (6)	Total
Raafat E.F. Fahim, Ph.D.	$1,200,915	$960,732	$1,214,645	$72,955	$1,925,205	$127,044	$5,501,497
Paul D. Kessler, M.D.	$678,000	$372,900	$684,450	$32,989	$1,014,017	$42,200	$2,824,756
Matthew W. Kalnik, Ph.D.	$617,800	$339,790	$342,745	$32,805	$667,693	$41,650	$2,042,583

(1)	Consists of a multiple of the Named Executive Officer’s base salary, determined in accordance with each Named Executive Officer’s employment agreement with the Company.

(2)	Assumes the bonus earned in the year of termination under the VIP Management Incentive Plan was equal to 100% of the target bonus.

(3)	Represents the value of awards of shares of restricted Common Stock and options to purchase shares of Common Stock held by the Named Executive Officer on the date of termination as to which vesting would accelerate. Assumes a Common Stock price of $5.65.

(4)	Consists of some or all of (i) the value of continued health, dental, disability and life insurance, and (ii) payments for any unused vacation and sick time accrued by the Named Executive Officer on the date of termination.

(5)	Consists of reimbursements for taxes payable by the Named Executive Officer on contributions made by the Company on the officer’s behalf under its Supplemental Executive Retirement Plan and grossed-up reimbursement for excise taxes on excess payments (as defined by the Internal Revenue Code).

(6)	Consists of some or all of (i) reimbursement for automobile allowances, financial planning and outplacement expenses, (ii) reimbursement for premiums for payable under the Company’s Supplemental Executive Retirement Program, supplemental disability insurance policy and supplemental life insurance policy, and (iii) matching contributions under the Company’s 401(k) Plan.

The potential amounts of payments and benefits upon termination of employment without cause or in connection with a change of control disclosed above are estimates only and do not necessarily reflect (except as otherwise indicated) the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment or change of control were to occur.

Director Compensation

Under the Company’s compensation policy for non-employee directors, each non-employee director (other than the non-executive Chairman of the Board) receives an annual retainer of $20,000 plus a fee of $1,500 for each Board and committee meeting attended by the director (whether the meeting is in person or by conference telephone), other than meetings of the Nominating and Governance Committee. The non-executive Chairman of the Board of Directors receives an annual retainer of $80,000 plus a fee of $1,500 for each Board meeting attended by the non-executive Chairman. Currently, the chairman of the Compensation Committee receives an annual retainer of $7,500 and the chairman of the Audit Committee receives an annual retainer of $10,000. Fees are paid for attendance at committee meetings even if they are held on the same day as Board meetings. Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Each non-employee director may elect to be paid his or her annual retainer, in whole or in part, in shares of Common Stock in lieu of cash, and each non-employee director is eligible to receive an option to purchase shares of Common Stock upon his or her initial election to the Board and each reelection to the Board at any meeting of stockholders. Awards are made under the 2007 Omnibus Plan. The number of shares of Common Stock underlying such options is determined by the Board of Directors at the time of grant in its sole discretion. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options become exercisable quarterly over a 12 month period after the date of grant, and the options expire seven years after the date of grant. To the extent that options are exercisable on the date that a director’s service on the board terminates, they will remain exercisable for 12 months after such termination, but in no event later than the original option expiration date. In May 2010, the Company granted options to purchase 20,000 shares of Common Stock to each of its non-employee directors, except the Chairman of the Board who received an option to purchase 40,000 shares of Common Stock.

The following table sets forth compensation actually paid, earned or accrued during fiscal year 2010 by the Company’s directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($)(2)	Total ($)
Jason Aryeh	33,500	68,044		101,544
David L. Castaldi	43,500	68,044		111,544
Geoffrey F. Cox, Ph.D.	76,002	136,088	9,998	222,088
Peter B. Davis	13,504	68,044	19,996	101,544
Richard A. Harvey, Jr.	42,500	68,044		110,544
Linda Jenckes (3)	7,500	14,500		22,000
Timothy P. Lynch	33,500	68,044		101,544
Stephen G. Sudovar (3)	7,500	14,500		22,000

(1)	Reflects the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 25, 2010 and also the grant date fair value of each award. As of December 25, 2010, Messrs. Aryeh, Davis and Lynch each held options to purchase 98,000 shares of Common Stock, Messrs. Castaldi and Harvey each held options to purchase 114,000 shares of Common Stock, Mr. Sudovar and Ms. Jenkes each held options to purchase 94,000 shares of Common Stock and Dr. Cox held options to purchase 194,000 shares of Common Stock. Assumptions made in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 25, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2011.

(2)	Represents shares of Common Stock issued to the director in accordance with the terms of the 2007 Equity Plan, which permits each non-employee director to elect to be paid his or her annual retainers, in whole or in part, in shares of Common Stock in lieu of cash. Reflects the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 25, 2010, also the grant date fair value of each award, computed in accordance with SFAS No. 123R.

(3)	Ms. Jenckes and Mr. Sudovar declined to stand for reelection at the 2010 Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Committee is composed of three directors, each of whom is independent as defined in the Marketplace Rules of the Nasdaq Stock Market. The Committee operates under a written charter most recently amended and approved by the Board of Directors in February 2009. A copy of this charter is available on the Company’s website at http://www.nabi.com. David Castaldi, Peter Davis and Timothy P. Lynch have each been designated by the Board of Directors as audit committee financial experts, as defined under the federal securities laws.

Management is responsible for the Company’s financial statements and financial reporting process, including the Company’s internal controls. The Company’s principal independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an audit of the Company’s financial statements and effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and issuing reports thereon. Although the Audit Committee is responsible for overseeing these processes, it does not prepare or audit the Company’s financial statements and audit controls or certify that they are complete or accurate or design or audit internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 25, 2010, with management and Ernst & Young LLP. The Audit Committee met with Ernst & Young LLP without management present on five occasions in 2010, and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, which includes, among other items, matters relating to the conduct of an audit of financial statements. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, as currently in effect, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s principal independent registered public accounting firm for the current fiscal year. The Audit Committee or its chairman pre-approves auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the auditor) provided to the Company by Ernst & Young LLP. There were no non-de minimis non-audit services or auditing services provided to the Company in 2010 that were not approved by the Audit Committee or its chairman.

The Audit Committee has adopted procedures to investigate and resolve any complaints received by the Company concerning accounting, internal accounting controls, or auditing matters or theft or fraud, including any claim of retaliation for providing information to or otherwise assisting the Audit Committee. Any submissions by the Company’s employees are received and maintained in a manner that assures confidentiality without compromising the submitter’s anonymity, if so requested by the submitter.

In addition, the Audit Committee continues to be responsible for reviewing the scope and results of the internal audit function, including the appointment, compensation and retention of any external firm or individual performing the internal audit function.

Respectfully submitted by,
The Audit Committee David L. Castaldi, Chairman Peter B. Davis Timothy P. Lynch

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S

NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement, in accordance with the compensation disclosure rules of the SEC.

Our philosophy in setting compensation policies for the Company’s executive officers has two fundamental objectives: (i) the program should allow the Company to attract and retain individuals whose performance will enhance stockholder value and (ii) the program should develop a strong link between compensation and the achievement of organizational and individual performance goals. The Compensation Discussion and Analysis section starting on page 10 provides an in-depth discussion and analysis of the Company’s executive compensation program and compensation philosophy.

This vote is advisory, which means that the vote on executive compensation is non-binding on the Company, our Board of Directors and the Compensation Committee. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of Named Executive Officers. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the Company’s stockholders and will consider the outcome of the vote in establishing compensation policies and making future compensation decisions.

We are asking our stockholders to approve the compensation paid to the Company’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the compensation tables, and related narrative discussion.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE FOR PROPOSAL NO. 2.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Additionally, Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to include future advisory votes on the compensation of our Named Executive Officers. Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two or three years. Stockholders may also abstain from casting a vote on this proposal.

After careful consideration of the various approaches, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company based on a number of considerations, including, among other things, the following:

•

Our compensation program ties a substantial portion of the compensation provided to our Named Executive Officers to our long-term corporate performance. We believe that a triennial vote will give our stockholders the opportunity to more fully assess the success or failure of our compensation strategies and the related business outcomes with the hindsight of three years of corporate performance.

•

The strategy and core components of our executive compensation program have been essentially unchanged for many years. We have a long history of what we believe are fair and reasonable compensation practices. We have an established record of paying for performance and aligning executives’ interests with those of the Company’s stockholders and there are no plans to make material changes to the program.

•

A three-year vote cycle allows sufficient time for the Compensation Committee and the Board of Directors to review and respond to stockholders’ views on executive compensation and to implement changes, if necessary, to our executive compensation program.

This vote is advisory, which means that it is non-binding on the Company, our Board of Directors and the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board of Directors will take into account the outcome of the vote. However, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has approved the engagement of Ernst & Young LLP to be the Company’s independent registered public accounting firm for the 2011 fiscal year, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Ernst & Young LLP for the Company’s fiscal year ending December 31, 2011. Ernst & Young LLP served as the Company’s principal independent registered public accounting firm for the fiscal year ended December 25, 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

Under the Company’s by-laws, the affirmative vote of a majority of the votes properly cast on this proposal will be required to approve the ratification of the engagement of Ernst & Young LLP to be the Company’s independent registered public accounting firm for the 2011 fiscal year. Abstentions and broker non-votes will have no effect on this proposal.

Additional Audit Information

The following table sets forth the aggregate fees and expenses billed by Ernst & Young LLP for each of the Company’s last two fiscal years.

	2010		2009
Audit Fees	$387,500	(1)	$375,000	(1)
Audit-Related Fees	0		13,224	(2)
All Other Fees	0		0

Total Fees	$387,500		$388,224

(1)	Includes fees and expenses billed in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Consists of fees and expenses billed for technical accounting assistance.

The Audit Committee or its Chairman pre-approves all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the auditor) provided to the Company by the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 4, 2011 as to the Common Stock beneficially owned by (i) all directors and nominees, (ii) each Named Executive Officer, (iii) current directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock. Unless otherwise noted, this information has been provided by the persons named in the table.

	Amount of Beneficial Ownership (1)		Percentage (2)
Directors and Nominees
Jason M. Aryeh	229,783	(3)	*
David L. Castaldi	170,139	(4)	*
Geoffrey F. Cox, Ph.D.	219,679	(5)	*
Peter Davis	112,630	(6)	*
Richard A. Harvey, Jr.	144,996	(7)	*
Timothy P. Lynch	98,000	(8)	*

Named Executive Officers
Raafat E.F. Fahim, Ph.D.	957,361	(9)	2.2%
Paul D. Kessler, M.D.	417,130	(10)	*
Matthew W. Kalnik, Ph.D.	134,300	(11)	*

Current Directors and Executive Officers as a group (9 persons)	2,484,018	(12)	5.6%

5% Beneficial Owners
Third Point LLC, Third Point Offshore Master Fund, L.P., Third Point Advisors II L.L.C. and Daniel S. Loeb 390 Park Avenue New York, NY 10022	3,493,100	(13)	8.2%
Renaissance Technologies LLC and Renaissance Technologies Holding Corporation 300 Third Avenue New York, NY 10022	2,369,068	(14)	5.5%
The Vanguard Group, Inc. 100 Vanguard Avenue Malvern, PA 19355	3,068,066	(15)	7.2%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,377,562	(16)	7.9%
Roark, Rearden & Hamot, LLC, Costa Brava Partnership III L.P. and Seth W. Hamot 222 Berkeley Street, 17th Floor Boston, MA 02116	2,643,044	(17)	6.2%

*	Less than 1%

(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power. No director or named executive officer has pledged any of his or her Common Stock as security. Shares of Common Stock which an individual or entity has a right to acquire within the 60-day period following April 4, 2011 pursuant to the exercise of options are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, or group of individuals, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)	Based on 42,796,763 shares of Common Stock outstanding as of April 4, 2011.

(3)	Consists of (i) 131,783 shares beneficially owned by Jason Aryeh through his relationship with JALAA Equities, LP, JLV Investments, LP, the Jason Aryeh Trust, the Jason Aryeh 2003 Family Trust and the Jason Aryeh IRA (collectively, the “Aryeh Entities”); and (ii) 98,000 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 3, 2011. Mr. Aryeh disclaims beneficial ownership of all securities beneficially owned by the Aryeh Entities, except to the extent of any indirect pecuniary interest he may have therein.

(4)	Consists of (i) 49,189 shares of Common Stock owned by Mr. Castaldi; (ii) 6,950 shares of Common Stock owned by Mr. Castaldi’s wife and daughters; and (iii) 114,000 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 3, 2011.

(5)	Consists of (i) 25,679 shares of Common Stock owned directly by Dr. Cox and (ii) 194,000 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 3, 2011.

(6)	Consists of (i) 14,630 shares of Common Stock owned by the Davis Family Trust dated August 29, 1996, of which Mr. Davis is a Trustee; and (ii) 98,000 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 3, 2011.

(7)	Consists of (i) 30,996 shares of Common Stock owned by jointly by Mr. Harvey and his wife; and (ii) 114,000 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 3, 2011.

(8)	Consists of 98,000 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 3, 2011.

(9)	Consists of (i) 264,507 shares of Common Stock owned by Dr. Fahim; (ii) 1,000 shares held jointly with Dr. Fahim’s spouse; (iii) 121,250 shares of restricted Common Stock which are subject to future vesting but which may be voted; and (iv) 570,604 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 3, 2011.

(10)	Consists of (i) 45,767 shares of Common Stock owned by Dr. Kessler; (ii) 85,500 shares of restricted Common Stock which are subject to future vesting but which may be voted; and (iii) 285,863 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 3, 2011.

(11)	Consists of (i) 6,000 shares of Common Stock owned by Dr. Kalnik; (ii) 61,925 shares of restricted Common Stock which are subject to future vesting but which may be voted; and (iii) 66,375 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 3, 2011.

(12)	See notes 3 though 11.

(13)	The information in the table and this note is derived from a Schedule 13D/A filed with the SEC on April 6, 2011 by Third Point LLC, Third Point Offshore Master Fund, L.P., Third Point Advisors II L.L.C., and Daniel S. Loeb. The Schedule 13D/A discloses that, of these shares, (i) Third Point LLC and Mr. Loeb have shared power to vote or direct the vote and shared power to dispose or direct the disposition of 3,493,100 shares of common stock; and (ii) Third Point Offshore Master Fund, L.P., and Third Point Advisors II L.L.C. have shared power to vote or direct the vote and shared power to dispose or direct the disposition of 1,919,243 shares of common stock.

(14)	The information in the table and this note is derived from a Schedule 13G/A filed with the SEC on February 11, 2011 by Renaissance Technologies LLC, John H. Simons and Renaissance Technologies Holding Corporation. Renaissance Technologies LLC and Renaissance Technologies Holding Corporation each have (i) sole power to vote or to direct the vote of 2,319,104 shares of common stock; (ii) sole power to dispose or to direct the disposition of 2,353,272 shares of common stock; and (iii) shared power to dispose of or direct the disposition of 15,796 shares of common stock. Mr. Simons does not have sole or shared voting or dispositive power with respect to any of the shares, because Mr. Simons is no longer deemed to be a control person of Renaissance Technologies LLC.

(15)	The information in the table and this note is derived from a Schedule G filed with the SEC on February 10, 2011 by The Vanguard Group, Inc., which has (i) sole power to vote or direct the vote of 59,129 shares of common stock; (ii) sole power to dispose or director the disposition of 3,008,937 shares of common stock; and (iii) shared power to dispose or direct the disposition of 59,129 shares of common stock.

(16)	The information in the table and this note is derived from a Schedule 13G/A filed with the SEC on February 7, 2011 by BlackRock, Inc., which has (i) sole power to vote or to direct the vote; and (ii) sole power to dispose or to direct the disposition of 3,377,562 shares of common stock.

(17)	The information in the table and this note is derived from a Schedule 13G/A filed with the SEC on February 14, 2011 by Roark, Rearden & Hamot, LLC, Costa Brava Partnership III L.P. and Seth Hamot. The Schedule 13 G/A discloses that these parties each have (i) sole power to vote for 2,643,044 shares of common stock; and (ii) sole power to dispose of 2,643,044 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no Form 5 is required, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year, except that Matthew Kalnik filed a Form 4 on March 17, 2010 for shares acquired on March 11, 2010, Jason Aryeh filed Form 4s on March 23, 2010 and May 25, 2010, for shares sold on March 23, 2010 and shares acquired on May 20, 2010, respectively, and Paul Kessler filed a Form 4 on March 31, 2011 for options received on March 15, 2010.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Under the federal securities laws, the deadline for submitting stockholder proposals for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting is December 22, 2011 Under the Company’s by-laws, notice of a stockholder proposal is considered timely if it is delivered to or mailed and received at the principal executive offices of the Company not later than 90 days before the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the meeting date is given or made to stockholders, then notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day after such notice of the meeting date was mailed or such prior public disclosure was made.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each stockholder entitled to vote at the Annual Meeting, on the written request of such stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2010, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission. Written requests must be directed to Greg Fries, Manager, Investor Relations, Nabi Biopharmaceuticals, 12276 Wilkins Avenue, Rockville, Maryland 20852. The Company’s Annual Report on Form 10-K is also available free of charge through the Company’s website at http://www.nabi.com.

SEPARATE COPIES FOR BENEFICIAL HOLDERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address and the Company may deliver only one proxy statement or annual report to multiple security holders sharing an address unless the Company has received contrary instructions from one or more security holders. The Company will promptly deliver a separate copy of this proxy statement to any such beneficial owner that requests a separate copy by sending a request to Nabi Biopharmaceuticals, 12276 Wilkins Avenue, Rockville, Maryland 20852, Attention: Corporate Secretary or by calling 301-770-3099. Beneficial owners who share an address and receive multiple copies of the Company’s annual report and proxy statements may request one copy of each document by contacting the Company in the manner described above.

OTHER MATTERS

The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. However, if any such matter is presented for action, your proxy will confer discretionary authority to vote on the matter if the Company did not receive timely notice of the matter in accordance with the Company’s by-laws.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers, and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation materials to beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred by them in connection therewith.

By Order of the Board of Directors,

Constantine Alexander
Secretary

April 20, 2011

ANNUAL MEETING OF STOCKHOLDERS OF

NABI BIOPHARMACEUTICALS

May 25, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.nabi.com by clicking on the “Investors” link and then the “SEC Reports” link.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

¢ 20730000000000000000 5	052511

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR

VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Vote on Directors For the election of all nominees listed below (except as indicated):

NOMINEES:
☐ FOR ALL NOMINEES	O Jason M. Aryeh
O David L. Castaldi
O Geoffrey F. Cox, Ph.D.
☐ WITHHOLD AUTHORITY	O Peter B. Davis
FOR ALL NOMINEES	O Raafat E.F. Fahim, Ph.D.
O Richard A. Harvey, Jr.
O Timothy P. Lynch
☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

The Board of Directors recommends you vote FOR proposals 2 and 4, and that you vote 3 YEARS on proposal 3.

		For	Against	Abstain

2. To approve an advisory vote on the compensation of our named executive officers		☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3. To provide an advisory vote for your preference as to how frequently to include future advisory votes on executive compensation	☐	☐	☐	☐

		For	Against	Abstain

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011		☐	☐	☐

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED. IF NO

SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 4, AND FOR 3 YEARS FOR PROPOSAL 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

NABI BIOPHARMACEUTICALS

May 25, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement and proxy card

are available at www.nabi.com by clicking on the “Investors” link and then the “SEC Reports” link.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20730000000000000000 5	052511

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Vote on Directors For the election of all nominees listed below (except as indicated):

NOMINEES:
☐ FOR ALL NOMINEES	O Jason M. Aryeh
O David L. Castaldi
☐ WITHHOLD AUTHORITY	O Geoffrey F. Cox, Ph.D.
FOR ALL NOMINEES	O Peter B. Davis
O Raafat E.F. Fahim, Ph.D.
☐ FOR ALL EXCEPT	O Richard A. Harvey, Jr.
(See instructions below)	O Timothy P. Lynch

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

The Board of Directors recommends you vote FOR proposals 2 and 4, and that you vote 3 YEARS on proposal 3.

		For	Against	Abstain

2. To approve an advisory vote on the compensation of our named executive officers		☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3. To provide an advisory vote for your preference as to how frequently to include future advisory votes on executive compensation	☐	☐	☐	☐

		For	Against	Abstain

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011		☐	☐	☐

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 4, AND FOR 3 YEARS FOR PROPOSAL 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NABI BIOPHARMACEUTICALS

12276 Wilkins Avenue, Rockville, Maryland 20852

Annual Meeting of Stockholders to be held on May 25, 2011

This Proxy is Solicited on Behalf of the Board of Directors, which Recommends

Approval of the Proposals Contained Herein

The undersigned hereby appoint(s) Paul Kessler, M.D. and Matthew Kalnik, Ph.D., and each of them, as Proxies of the undersigned, with full power of substitution, to vote, as designated herein, all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Nabi Biopharmaceuticals (the “Company”), to be held on May 25, 2011 at 10:00 a.m., local time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland, and all adjournments and postponements thereof (the “Meeting”). The undersigned acknowledge(s) receipt of the Company’s Proxy Statement. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such matters, other than the business set forth herein, as may properly come before the Meeting for which the Company did not receive timely notice of the matter in accordance with the Company’s by-laws; (ii) with respect to the election of directors in the event that any of the nominees is unable to serve or for good cause will not serve; and (iii) with respect to such other matters upon which discretionary authority may be conferred. If shares of the Company’s Common Stock are issued to or held for the account of the undersigned under any of the Company’s employee benefit plans and voting rights are attached to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby direct(s) the respective fiduciary of each applicable Voting Plan to vote all shares of the Company’s Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein at the Meeting on all matters properly coming before the Meeting, including but not limited to the matters set forth on the reverse side.

¢	(Continued and to be signed on the reverse side)
	14475	¢

1997663.5